As filed with the Securities and Exchange Commission on August 11, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DIGITAL IMPACT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3286913
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

177 Bovet Road, Suite 200

San Mateo, California 94402
(650) 356-3400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William Park
Chief Executive Officer and Chairman of the Board of Directors
Digital Impact, Inc.
177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey D. Saper, Esq.
Selim Day, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to	Amount to be	Offering Price	Aggregate Offering	Registration
be Registered	Registered	Per Share (1)	Price (1)	Fee
Common Stock, par value $.001 per share	300,000	$1.28	$384,000	$48.65

(1)	The price of $1.28 per share, which was the average of the high and low prices of the Registrant’s common stock on the Nasdaq National Market on August 9, 2004, is set forth for the purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 11, 2004

300,000 Shares

DIGITAL IMPACT, INC.

Common Stock

     This prospectus relates to the public offering of 300,000 shares of our common stock by the selling stockholders named on page 9 of this prospectus. The selling stockholders acquired their shares of our common stock directly from us in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an Agreement and Plan of Merger and Reorganization we entered into on July 10, 2004 in connection with our acquisition of Marketleap.com, Inc.

     The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of the shares of common stock from time to time on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, and at prices and at terms which will be determined by the then prevailing market price for the shares or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” on page 10 of this prospectus. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is listed on the Nasdaq National Market under the symbol “DIGI.” On August 9, 2004, the closing price for our common stock was $1.29 per share.

     Before buying any shares of our common stock you should read the discussion of material risks associated with investing in our common stock under the heading of “Risk Factors” beginning on page 2 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is	, 2004.

     As used in this prospectus, “Digital Impact,” “the Company,” “we,” “our,” “ours,” and “us” refer to Digital Impact, Inc. except where the context otherwise requires or as otherwise indicated.

     You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. Offers to sell, and solicitation of offers to buy, shares of our common stock pursuant to this prospectus are only being made in jurisdictions where such offers and solicitations are permitted. The information contained, or incorporated by reference into, this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or any sale of the common stock. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated herein by reference, in making your investment decision. In particular, you should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” below.

SUMMARY OF PROSPECTUS

     This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the “Risk Factors” section and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Digital Impact

     Digital Impact is a leading provider of integrated digital marketing solutions for enterprises. Our solutions enable corporations to create and deliver integrated digital marketing programs that drive revenue, influence behavior and deepen customer relationships. Our solutions provide customer insight and powerful program execution through a combination of hosted applications, technology infrastructure and world class services. Digital Impact’s IMPACT™ hosted application is the first integrated digital marketing application built specifically for enterprise marketing teams to collaborate across departments, geographies and external agencies to quickly analyze, design, implement and execute complex targeted email marketing campaigns.

     Digital Impact was incorporated in California in October 1997 and reincorporated in Delaware in October 1999. Our principal executive offices are located at 177 Bovet Road, Suite 200, San Mateo, California 94402. Our telephone number is (650) 356-3400, and our corporate web site is http://www.digitalimpact.com.

     “Digital Impact” and “IMPACT” are our trademarks.

The Offering

     Former stockholders of Marketleap.com, Inc. hold all 300,000 shares that may be offered under this prospectus.

Common stock that may be offered by the selling stockholders	300,000 shares
Common stock to be outstanding after this offering	35,171,772 shares*
Use of proceeds.	We will receive no proceeds in this offering

* Based on the number of shares outstanding on August 9, 2004.

RISK FACTORS

     To fully understand this offering and its consequences to you, you should carefully consider the following risk factors, in addition to the other information included or incorporated by reference into this prospectus, before making an investment decision. The risks set out below are not the only risks we face. Our future operating results may vary substantially from period to period due to a number of factors, many of which are beyond our control. The following discussion highlights some of these factors and the possible impact of these factors on future results of operations. If any of the following factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the price of our common stock could decline, and investors could experience losses on their investment.

Because of our limited operating history and the emerging nature of the online direct marketing industry, any predictions about our future revenues and expenses may not be as accurate as they would be if we had a longer business history, and we cannot determine trends that may affect our business.

     We were incorporated in October 1997 in California and reincorporated in Delaware in October 1999. Our limited operating history makes financial forecasting and evaluation of our business difficult. Since we have limited financial data, any predictions about our future revenues and expenses may not be as accurate as they would be if we had a longer business history. Because of the emerging nature of the online direct marketing industry, we cannot determine trends that may emerge in our market or affect our business. The revenue and income potential of the online direct marketing industry, and our business, are unproven.

Our operating results have varied significantly in the past and are likely to vary significantly from period to period, and our stock price may decline if we fail to meet the expectations of analysts and investors.

     Our operating results have varied significantly in the past and are likely to vary significantly from period to period. As a result, our operating results are difficult to predict and may not meet the expectations of securities analysts or investors. If this occurs, the price of our common stock would likely decline.

We derive our revenue from marketing services, which revenues tend to be cyclical and dependent on the economic prospects of our clients and the economy in general. A sustained reduction in expenditures by our clients or a sustained downturn in the economy could cause our revenues to decline significantly in any given period.

     Our clients’ marketing and advertising expenditures tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. The overall market for marketing and advertising services, including Internet marketing and advertising services, has experienced lower prices in recent quarters. We also cannot assure you that if economic conditions improve, marketing budgets and advertising spending will increase from current levels. A continued decline in the economic prospects of our clients or the economy in general could alter pending priorities or increase the time it takes to close a sale with a prospective client. As a result, our revenues from marketing services may decline significantly in any given period.

We may not be able to forecast our revenues accurately because our customers’ marketing budgets are difficult to predict and may fluctuate from period to period.

     Our revenue and operating results depend upon the marketing budgets of our existing and new customers. These marketing budgets are difficult to predict and may vary from period to period as a result of factors that are beyond our control, including our customers’ marketing objectives for a particular period, the general state of the economy and our customers’ success in the marketplace. Consequently, we face difficulty in predicting the amount of revenues each client will generate in any particular quarter. As a result, our operating results are difficult to predict and may not meet the expectations of securities analysts or investors. If this occurs, the price of our common stock would likely decline.

Seasonal trends may cause our quarterly operating results to fluctuate, which may adversely affect the market price of our common stock.

     The traditional direct marketing industry has typically generated lower revenues during the summer months and higher revenues during the calendar year-end months. We believe our business is affected by similar revenue fluctuations, but our limited operating history is insufficient to isolate and predict the magnitude of these effects. Because we do experience these effects, analysts and investors may not be able to predict our quarterly or annual operating results. If we fail to meet expectations of analysts and investors, our stock price could decline.

If businesses and consumers fail to accept online direct marketing as a means to attract new customers, demand for our services may not develop and the price of our stock could decline.

     The market for online direct marketing services is relatively new and rapidly evolving, and our business may be harmed if sufficient demand for our services does not develop. Our current and planned services are very different from the traditional methods that many of our clients have historically used to attract new customers and maintain customer relationships.

The loss of a major client could result in lower than expected revenues.

     The loss of a major client could harm our business. While only two clients each accounted for more than 10% of our revenues for the fiscal year 2004, the loss of one of these clients or another major client could have a material adverse effect on our business and results of operations.

The online direct marketing industry is highly competitive, and if we are unable to compete effectively, the demand for, or the prices of, our services may decline.

     The market for online direct marketing is highly competitive, rapidly evolving and experiencing rapid technological change. Intense competition may result in price reductions, reduced sales, gross margins and operating margins, and loss of market share. Our principal competitors include providers of online direct marketing solutions such as DoubleClick, Responsys, Experian, Silverpop, Bigfoot Interactive and InfoUSA, as well as the in-house information technology departments of our existing and prospective clients. The loss of a client due to service quality or technology problems could result in reputational harm to us and, as a result, increase the effect of competition and negatively impact our ability to attract new clients.

     In addition, we expect competition to persist and intensify in the future, which could harm our ability to increase sales and maintain our prices. In the future, we may experience competition from Internet service providers, advertising and direct marketing agencies and other large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels and could develop, market or resell a number of online direct marketing solutions. These potential competitors may also choose to enter, or have already entered, the market for online direct marketing by acquiring one of our existing competitors or by forming strategic alliances with a competitor.

     Many of these potential competitors have broad distribution channels and they may bundle competing products or services. As a result of future competition, the demand for our services could substantially decline. Any of these occurrences could harm our ability to compete effectively.

If we fail to respond to changing customer preferences in our market, demand for our technology and services may decline, causing our revenues to suffer.

     If we do not continue to develop new technology and services that keep pace with competitive developments, satisfy diverse and rapidly evolving customer requirements and achieve market acceptance, we might be unable to attract new customers and retain existing customers. The development of proprietary technology and service enhancements and the migration of customers to this new technology entail significant technical and business risks and requires substantial expenditures and lead-time. We might not be successful in marketing and supporting recently released versions of our technology and services on a timely or cost-effective basis. In addition, even if new technology and services are developed and released, they might not achieve market acceptance. We have experienced delays in releasing new or enhanced technology and services in the past and could experience similar delays in the future, which could cause us to lose customers. Also, if we are not successful in a smooth migration of our customers to our new or enhanced technology and services, we could lose customers.

If we do not attract and retain additional highly skilled personnel, we may be unable to execute our business strategy.

     Our business depends on the continued technological innovation of our core products and services and our ability to provide comprehensive online direct marketing expertise. Our main offices are located in the San Francisco Bay Area and New York City, where competition for personnel with Internet-related technology and marketing skills has traditionally been intense. In addition, we restructure our organization from time to time, including reductions in our workforce, to streamline operations and reduce costs. These measures may have unanticipated consequences, such as low morale, unexpected litigation and difficulty in future employee hiring and retention. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to successfully introduce new services or otherwise implement our business strategy.

If the delivery of our email messages is limited or blocked, then the amount we may be able to charge our clients for producing and sending their campaigns may be reduced and our clients may discontinue their use of our services.

     Our business model relies on our ability to deliver emails over the Internet through Internet service providers and to recipients in major corporations. In particular, a significant percentage of our emails are sent to recipients who use AOL. We do not have, nor are we required to have, an agreement with AOL to deliver emails to their customers. AOL uses a proprietary set of technologies to handle and deliver email and the value of our services will be reduced if we are unable to provide emails compatible with these technologies.

     In addition, AOL and other Internet service providers are able to block messages from reaching their users. Recent releases of Internet service provider software and the implementation of stringent new policies by Internet service providers have caused periodic temporary blockages of our ability to successfully deliver emails to their customers. We continually improve our own technology and work with Internet service providers to improve our ability to successfully deliver our emails. However, if Internet service providers materially limit or halt the delivery of our emails, or if we fail to deliver emails in such a way as to be compatible with these companies’ email handling technologies, then the amount we may be able to charge our clients for producing and sending their online direct marketing campaigns may be reduced and our clients may discontinue their use of our services. In addition, the effectiveness of email marketing may decrease as a result of increased consumer resistance to email marketing in general.

Our facilities and systems are vulnerable to natural disasters and other unexpected events, and any of these events could result in an interruption of our ability to execute our clients’ online direct marketing campaigns.

     We depend on the efficient and uninterrupted operations of our data center and hardware systems. Our data center and hardware systems are located in northern California, an area susceptible to earthquakes. Our data center and hardware systems are also vulnerable to damage from fire, floods, power loss, telecommunications failures, and similar events. If any of these events results in damage to our data center or systems, we may be unable to execute our clients’ online direct marketing campaigns until the damage is repaired, and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

Our data center is located at facilities provided by a third party, and if this party is unable to adequately protect our data center, our reputation may be harmed and we may lose clients.

     Our data center, which is critical to our ongoing operations, is located at facilities provided by a third party. Our operations depend on this party’s ability to protect our data center from damage or interruption from human error, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. If this party is unable to adequately protect our data center and information is lost or our ability to deliver our services is interrupted, our reputation may be harmed and we may lose clients.

If we are unable to protect our intellectual property or if third parties develop superior intellectual property, third parties could use our intellectual property without our consent and prevent us from using their technology.

     Our ability to successfully compete is substantially dependent upon our internally developed technology and intellectual property, which we protect through a combination of patent, copyright, trade secret and trademark law, as well as contractual obligations. We have one issued U.S. patent and have three U.S. patent applications pending. We have several registered trademarks in the U.S. and Japan and have several more applications pending in the U.S., Europe and Japan. We may not be able to protect our proprietary rights. Unauthorized parties may attempt to obtain and use our proprietary information. Policing unauthorized use of our proprietary information is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

     We are one of several companies rapidly building new technologies in our industry. It is possible that a third party could be awarded a patent that applies to some portion of our technology. If this occurs, we may be required to incur substantial legal fees, cease using the technology or pay significant licensing fees for such use.

If we are unable to safeguard the confidential information in our data warehouse, our reputation may be harmed and we may be exposed to liability.

     We currently store confidential customer information in a secure data warehouse. We cannot be certain, however, that we will be able to prevent unauthorized individuals from gaining access to this data warehouse. If any compromise or breach of security were to occur, it could harm our reputation and expose us to possible liability. Any unauthorized access to our servers could result in the misappropriation of confidential customer information or cause interruptions in our services. It is also possible that one of our employees could attempt to misuse confidential customer information, exposing us to liability. In addition, our reputation may be harmed if we lose customer information maintained in our data warehouse due to systems interruptions or other reasons.

Activities of our clients could damage our reputation or give rise to legal claims against us.

     Our clients’ promotion of their products and services may not comply with federal, state and local laws. We cannot predict whether our role in facilitating these marketing activities would expose us to liability under these laws. Any claims made against us could be costly and time-consuming to defend. If we are exposed to this kind of liability, we could be required to pay fines or penalties, redesign our business methods, discontinue some of our services or otherwise expend resources to avoid liability.

     Our services involve the transmission of information through the Internet. Our services could be used to transmit harmful applications, negative messages, unauthorized reproduction of copyrighted material, inaccurate data or computer viruses to end-users in the course of delivery. Any transmission of this kind could damage our reputation or could give rise to legal claims against us. We could spend a significant amount of time and money defending against these legal claims.

New regulation of, and uncertainties regarding the application of existing laws and regulations to, online direct marketing and the Internet could prohibit, limit or increase the cost of our business.

     Congress recently enacted the CAN-SPAM Act of 2003, legislation that regulates the sending of commercial email. This legislation pre-empts state laws regulating commercial email. The effect of this legislation on marketers is difficult to predict. We cannot assure you that this or future legislation regarding commercial email will not harm our business. Moreover, list rental and other types of affiliate marketing programs must be modified to comply with certain aspects of CAN-SPAM. Some of these modifications may add to the cost of conducting these types of programs. As a result, there may be a decline in our Customer Acquisition revenues.

     Our business could be negatively impacted by new laws or regulations applicable to online direct marketing or the Internet, the application of existing laws and regulations to online direct marketing or the Internet or the application of new laws and regulations to our business as we expand into new jurisdictions. There is a growing body of laws and regulations applicable to access to, or commerce on, the Internet. Moreover, the applicability to the Internet of existing laws is uncertain and may take years to resolve. Due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted covering issues such as privacy, pricing, content, copyrights, distribution, taxation, antitrust, characteristics and quality of services and consumer protection. The adoption of any additional laws or regulations may impair the growth of the Internet or online direct marketing, which could, in turn, decrease the demand for our services and prohibit, limit or increase the cost of our doing business.

Internet-related stock prices are especially volatile and this volatility may depress our stock price.

     The stock market and specifically the stock prices of Internet-related companies have been very volatile. Because we are an Internet-related company, we expect our stock price to be similarly volatile. As a result of this volatility, the market price of our common stock could significantly decrease. This volatility is often not related to our operating performance and may accordingly reduce the price of our common stock without regard to our operating performance.

If our independent auditor is unable to provide us with an unqualified report as to the adequacy of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

     As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring us to include a report of management on our internal controls over financial reporting in our annual reports on Form 10-K that contains an assessment by management of the effectiveness of our internal controls over financial reporting. In addition, beginning in either March 2005 or March 2006, the public accounting firm auditing our financial statements must attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. If we fail to implement adequate controls, or if our independent auditors are not satisfied with our internal controls over financial reporting or with the level at which these controls are documented, operated or reviewed, they may decline to attest to management's assessment or may issue a qualified report. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our shares to decline.

We may not realize expected benefits from our recent acquisition.

     We expect our recent acquisition of Marketleap.com to, among other things, result in additional net revenues for fiscal year 2005 and enhance our robust integrated marketing solutions. Achieving the benefits of our recent acquisition of Marketleap.com will depend in part on our integration of its technology, operations and personnel, and our demonstration to customers that the acquisition will not result in adverse changes in client service standards. In this regard, we may be required to spend additional time or money on integration, which would otherwise be spent on developing our own business and services. It is not certain that we can successfully complete the required integration in a timely manner, or at all, or that any of the anticipated benefits of the acquisition will be realized. If we do not integrate the technology and operations effectively or if management spends too much time on integration issues, it could harm our business, financial condition and operating results.

     With respect to the integration of personnel, despite our efforts to retain the key employees of Marketleap.com, we may not be successful, as competition for qualified management and technical employees in our industry is intense, and we may have a different corporate culture and these key employees may not want to work for a larger, publicly-traded company. In addition, competitors may recruit these key employees during the integration process, as is common in technology acquisitions. As a result, these key employees could leave with little or no prior notice, which could impede the integration process and harm our business, financial condition and operating results. In this regard, in connection with the acquisition certain key employees have entered into employment and non-competition agreements which will restrict their ability to compete with us if they leave. We cannot assure you of the enforceability of these non-competition agreements or that these employees will continue to work with us under their employment agreements.

If we acquire additional companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value or adversely affect our operating results.

     In addition to the acquisition that we have recently completed, we may acquire or make investments in other complementary companies, services and technologies in the future. If we fail to properly evaluate and execute acquisitions and investments, they may seriously harm our business and prospects. To successfully complete an acquisition, we must:

•	properly evaluate the business, personnel and technology of the company to be acquired;

•	accurately forecast the financial impact of the transaction, including accounting charges and transaction expenses;

•	integrate and retain personnel;

•	combine potentially different corporate cultures;

•	effectively integrate products and research and development, sales, marketing and support operations; and

•	maintain focused on our day-to-day operations.

Further, the financial consequences of our acquisitions and investments may include potentially dilutive issuances of equity securities, one-time write-offs, amortization expenses related to goodwill and other intangible assets and the incidence of contingent liabilities.

FORWARD-LOOKING STATEMENTS

     Certain statements in this prospectus and the documents incorporated herein by reference are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “predicts,” and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including, without limitation, those set forth under “Risk Factors” in this prospectus and in our annual report on Form 10-K, our quarterly reports on Forms 10-Q and our other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this prospectus. Except as required by law, Digital Impact undertakes no obligation to update any forward-looking or other statements in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of our shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

     We are registering all 300,000 shares covered by this prospectus on behalf of Noel McMichael and Paul Owen, the selling stockholders. Messrs. McMichael and Owen acquired the shares from us on July 12, 2004, in a transaction exempt from registration under the Securities Act pursuant to an Agreement and Plan of Merger and Reorganization we entered into on July 10, 2004 in connection with our acquisition of Marketleap.com, Inc. The Registration Statement to which this prospectus relates was filed pursuant to the terms of that agreement.

     Mr. McMichael is employed by Digital Impact as a Vice President, Search Marketing. Mr. Owen is employed by Digital Impact as a Director of Applications.

     The following table sets forth information as of the date of this prospectus for each selling stockholder:

	Shares Beneficially Owned Prior to	Number of Shares	Shares Beneficially Owned After Offering (1)
Name of Selling Stockholder	Offering	Being Offered	Number	Percent
Noel McMichael	428,400	153,000	275,400	*	(2)
Paul Owen	411,600	147,000	264,600	*	(2)

(1)	We do not know when or in what amounts the selling stockholders may offer the shares covered by this prospectus for sale. The selling stockholders might not sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)	Less than 1%.

PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders, including their pledgees or donees. The selling stockholders will act independently of Digital Impact in making decisions with respect to the timing, manner and size of each sale. The selling stockholders have represented to us that they have not entered into any agreement, arrangement or understanding with any particular broker, dealer, agent or underwriter with respect to the sale of the shares covered by this prospectus. The shares being offered hereby may be sold on the Nasdaq National Market, or any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the common stock may be listed or quoted at the time of sale, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices.

     The shares offered hereby may be sold, without limitation, by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the shares offered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our common stock short and deliver the shares offered hereby to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus. The selling stockholders may also pledge the shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus. In addition, any shares offered hereby that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

     Any broker-dealer participating in such transactions as agent may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

     Broker-dealers and any other participating broker-dealers or the selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act when they sell the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     To comply with the securities laws of certain states, if applicable, the shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

     There is no assurance that the selling stockholders will sell any or all of the shares of common stock described in this prospectus. The selling stockholders may transfer, devise or gift the shares by other means not described in this prospectus.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of the shares offered hereby in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

     At the time a particular offer of shares is made, if required, a prospectus supplement (or, if required, post-effective amendment) will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In addition, if we receive notice from a selling stockholder that a pledgee or donee intends to sell more than 500 shares hereunder, a supplement (or, if required, post-effective amendment), to this prospectus will be distributed.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act.

     We agreed pursuant to the Agreement and Plan of Merger and Reorganization to use our commercially reasonable efforts to cause the Registration Statement to which this prospectus relates to become effective as soon as practicable and to keep the Registration Statement effective until the earlier of July 12, 2005 or the date on which all shares offered hereby have been sold by the selling stockholders.

     We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in this prospectus necessary to make the statements in this prospectus not misleading in light of the circumstances then existing.

LEGAL MATTERS

     Certain legal matters relating to the validity of the securities offered hereby will be passed upon for Digital Impact by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), Palo Alto, California.

EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission’s web site at http://www.sec.gov.

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below:

(a)	Digital Impact’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

(b)	Digital Impact’s Current Report on Form 8-K filed on July 12, 2004 with respect to only the information that was deemed “filed” therein for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; and

(c)	The description of Digital Impact’s common stock contained in Digital Impact’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, on October 22, 1999.

     All documents subsequently filed by Digital Impact pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Digital Impact, Inc.
Investor Relations
177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400

     In your request, please provide us with your name, address, and telephone number.

     We have filed a Registration Statement under the Securities Act with the SEC with respect to the shares to be sold by the selling stockholders. This prospectus has been filed as part of the Registration Statement. This prospectus does not contain all of the information set forth in the Registration Statement because certain parts of the Registration Statement are omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses payable by us in connection with the issuance and distribution of the common stock pursuant to this Registration Statement. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC Registration Fee	$48.65
Accounting fees and expenses	5,000.00
Legal fees and expenses	10,000.00
Miscellaneous	951.35
Total	$16,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article VIII of Digital Impact’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of Digital Impact’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Digital Impact if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Digital Impact, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

ITEM 16. EXHIBITS

Exhibit
Number
4.1(1)	Agreement and Plan of Merger and Reorganization by and among Digital Impact, Inc., Marketleap.com, Inc., Jumper Acquisition Corporation, Noel McMichael, Paul Owen and Noel McMichael as Shareholder Representative, dated July 10, 2004.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants

24.1	Power of Attorney (see signature page)

(1) Incorporated by reference to Digital Impact’s Current Report on Form 8-K filed with the Commission on July 12, 2004.

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ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     (i) The undersigned Registrant hereby undertakes that:

          (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) for the purpose of determining liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on August 11, 2004.

DIGITAL IMPACT, INC.
By:	/s/ William Park
William Park
President, Chief Executive Officer and Chairman of the Board of Directors

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant on August 11, 2004.

Signature	Title
/s/ William Park	President, Chief Executive Officer and Chairman of
the Board of Directors
William Park

/s/ David Oppenheimer	Senior Vice President, Finance, Chief Financial
Officer, Treasurer and Secretary (Principal
David Oppenheimer	Financial and Accounting Officer)

/s/ Gerardo Capiel	Chief Technology Officer and Director

Gerardo Capiel

/s/ Peter F. Pervere	Director

Peter F. Pervere

/s/ Michael Brown Michael Brown	Director

/s/ Edward J. Spiegel Edward J. Spiegel	Director

INDEX TO EXHIBITS

Exhibit
Number
4.1(1)	Agreement and Plan of Merger and Reorganization by and among Digital Impact, Inc., Marketleap.com, Inc., Jumper Acquisition Corporation, Noel McMichael, Paul Owen and Noel McMichael as Shareholder Representative, dated July 10, 2004.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants

24.1	Power of Attorney (see signature page)

(1) Incorporated by reference to Digital Impact’s Current Report on Form 8-K filed with the Commission on July 12, 2004.